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                                                                    EXHIBIT 23.2









                         CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the inclusion of our report dated December 13, 2002 on the financial statements of Iroquois Bio-Energy Company, LLC as of November 30, 2002 and for the years ended November 30, 2002 and 2001 and the period from inception to November 30, 2002 in the Pre-Effective Amendment No. 1 to
Form SB-2 Registration Statement of Iroquois Bio-Energy Company, LLC dated on or about January 15, 2003 and to the reference to our firm under the caption "Experts" in the Prospectus included therein.

                                   /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.

                                   Certified Public Accountants

Minneapolis, Minnesota
January 15, 2003